Exhibit 10.15

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of October 12, 2012, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and CHEGG, INC., a Delaware corporation (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference May 10, 2012 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 45,000 square feet at the building located at 3990 Freedom Circle, Santa Clara, California.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is October 19, 2012.

2.	The actual Termination Date is February 28, 2019.

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through
10/19/2012	7/31/2014	45,000	$ 15.60	$702,000.00	$ 58,500.00*
8/1/2014	7/31/2015	45,000	$ 16.20	$729,000.00	$ 60,750.00
8/1/2015	7/31/2016	45,000	$ 16.80	$756,000.00	$ 63,000.00
8/1/2016	7/31/2017	45,000	$ 17.40	$783,000.00	$ 65,250.00
8/1/2017	7/31/2018	45,000	$ 18.00	$810,000.00	$ 67,500.00
8/1/2018	2/28/2019	45,000	$ 18.60	$837,000.00	$ 69,750.00

*	Monthly Installment of Rent for the first nine (9) full calendar months of the initial Term is subject to abatement pursuant to Section 3.3 of the Lease.

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC, a Delaware limited liability company		CHEGG, INC., a Delaware corporation

By:	SVCA JV LLC,
a Delaware limited liability company its Manager

By:	RREEF America REIT III Corp. GG-QRS,
a Maryland corporation its Manager

By:	/s/ James H. Ida	By:	/s/ Andy Brown
Name:	James H. Ida	Name:	Andy Brown
Title:	Vice President	Title:	CFO
Dated:	10/18/2012	Dated:	10/15/12